Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated March 12, 2012, except for the last paragraph in Note 1 related to the reverse stock split, as to which the date is May 4, 2012, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-179228) and related Prospectus of TRIA Beauty, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

May 18, 2012